UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)

3000 John Deere Road, Toano, Virginia (Address of principal executive offices)	23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In light of Sunday night’s 60 Minutes episode featuring Lumber Liquidators Holdings, Inc. (“the Company”), the Company is providing the following statement:

“Lumber Liquidators is a leader in safety, as evidenced by our track record of providing our wide range of products to two million satisfied customers across America.

We comply with applicable regulations set by the California Air Resources Board (“CARB”), which is currently the only regulator of composite core emissions. Although the CARB regulations only apply in California, we adhere to these standards everywhere we do business. Every manufacturer of fiberboard cores used in our products is certified in accordance with CARB regulations. We have documentation to support each step of our production process, including vendor agreements, vendor invoices, CARB certificates, and test results, to serve as further proof that our processes, practices and products are compliant across the board. Independent third-party test results are available on our safety website at www.lumberliquidators.com/safety.

We believe that 60 Minutes used an improper test method in its reporting that is not included in CARB’s regulations and does not measure a product according to how it is actually used by consumers. Our laminate floors are completely safe to use as intended. In our attempt to be fair and transparent, we provided significant testing results to 60 Minutes, including the results of the random testing performed on products from each of our laminate suppliers. We also went to great lengths to document issues between the validated test method and that used by 60 Minutes. Our Chairman addressed the differences and our position on the test methodology but 60 Minutes chose not to include it.

After becoming aware of the nature and content of the 60 Minutes story, we immediately reached out to the Chinese suppliers included in the story. The suppliers have confirmed that all products provided to Lumber Liquidators have been and are CARB compliant. The suppliers could not verify the identity of the individuals appearing in the videos. One of the suppliers featured questioned whether the product shown was actually from its factory. We randomly test each of our six laminate suppliers in China using unannounced audits and all products tested are compliant and safe. Again, the results of the third-party testing are on our website.

As 60 Minutes noted, these attacks are driven by a small group of short-selling investors who are working together for the purpose of making money by lowering our stock price.  Their motives and methods are wrong and we will fight these false attacks on all fronts.

All of our resources are focused on ensuring our customer understands the truth, our products are 100% safe and our testing is thorough. Also, we are focused on maintaining the customers’ trust and addressing any concerns over our long purchase cycle.

We stand by every single plank of wood and laminate we sell all around the country and will continue to deliver the best product at the best price to our growing base of valued customers.”

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC. (Registrant)
Date: March 2, 2015	By:	/s/ E. Livingston B. Haskell
E. Livingston B. Haskell
Secretary and General Corporate Counsel